                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We consent to the inclusion in this Registration Statement on Form SB-2 of our report, which contains an explanatory paragraph relating to the Company's ability to continue as a going concern, dated August 6, 2001, related to the financial statements of DLD Group, Inc. (a development stage company) as of April 30, 2001 and the year ended April 30, 2001, the period from April 11, 2000 (date of inception) to April 30, 2000, and the period from April 11, 2000 (date of inception) to April 30, 2001.

J.H. Cohn LLP
October 10, 2001